Filed Pursuant to Rule 424(b)(5)

Registration No.: 333-215404

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities, and the selling shareholder is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2018

Preliminary prospectus supplement

(To prospectus dated January 13, 2017)

3,132,481 Shares

Kornit Digital Ltd.

Ordinary Shares

The selling shareholder identified in this prospectus supplement is offering 3,132,481 ordinary shares. We will not receive any of the proceeds from the sale of shares being offered by the selling shareholder.

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “KRNT.” On November 30, 2018, the last reported sales price of our ordinary shares was $23.02 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the selling shareholder, before expenses	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We are an “emerging growth company” as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

Investing in our ordinary shares involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus, or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers on or about                   , 2018.

Barclays	Citigroup

The date of this Prospectus Supplement is                  , 2018.

S-i

About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. The document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about securities the selling shareholder referred to therein may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. The selling shareholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement or prospectus to the “Company,” “we,” “us,” “our” and “Kornit” refer to Kornit Digital Ltd. and its subsidiaries.

S-ii

Forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “anticipate,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “potential,” “will,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

S-iii

Prospectus supplement summary

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Our Company

We develop, design and market innovative digital printing solutions for the global printed textile industry. Our vision is to revolutionize this industry by facilitating the transition from analog processes that have not evolved for decades to digital methods of production that address contemporary supply, demand and environmental dynamics. We focus on the rapidly growing high throughput, direct-to-garment, or DTG, and roll-to-roll, or R2R, segments of the printed textile industry. Our solutions include our proprietary digital printing systems, ink and other consumables, associated software and value added services that allow for large scale printing of short runs of complex images and designs directly on finished garments and fabrics. Our solutions are differentiated from other digital methods of production because they eliminate the need to pre-treat fabrics prior to printing, thereby offering our customers the ability to digitally print high quality images and designs on a variety of fabrics in a streamlined and environmentally-friendly manner. When compared to analog methods of production, our solutions also significantly reduce production lead times and enable customers to more efficiently and cost-effectively produce smaller quantities of individually printed designs, thereby mitigating the risk of excess inventory, which is a significant challenge for the printed textile industry.

Our significant shareholder

As of November 15, 2018, entities affiliated with Fortissimo Capital Fund II (Israel) L.P. (“Fortissimo Capital”), beneficially owned 9.0% of our outstanding shares in the aggregate. Upon the completion of this offering, Fortissimo Capital will no longer beneficially own any of our outstanding shares.

Material business updates

Our Sales Representative Agreement with Hirsch International Corporation (“Hirsch”) that covers distribution of our products in the United States and Canada will not be renewed and will terminate as of April 1, 2019. Consistent with our strategy of expanding direct sales in place of indirect sales, we intend to distribute our products directly in these regions. Hirsch is required to act in the ordinary course of business until termination of the agreement and to transition existing customer relationships and existing orders to our direct care, while also ceasing to use our intellectual property and proprietary assets, thereby disassociating itself from our company and our products.

Corporate information

Our legal name is Kornit Digital Ltd. and we were incorporated under the laws of the State of Israel on January 16, 2002. Our registration number with the Israeli Registrar of Companies is 513195420. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

We are subject to the provisions of the Israeli Companies Law, 5759-1999, as amended. Our principal executive offices are located at 12 Ha’Amal Street, Rosh Ha’Ayin 4809246, Israel, and our telephone number is +972-3-908-5800. Our website address is www.kornit.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus supplement or the accompanying prospectus). Our agent for service of process in the United States is Kornit Digital North America Inc., located at 480 South Dean Street, Englewood, New Jersey 07631, and its telephone number is (262) 518-0200.

The offering

Ordinary shares being offered by the selling shareholder	3,132,481 ordinary shares.

Ordinary shares outstanding before and after this offering	34,837,914 ordinary shares.

Use of proceeds	We will not receive any of the proceeds from the sale of shares by the selling shareholder.

NASDAQ Global Select Market symbol	“KRNT”

Risk factors	See “Risk Factors” and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Unless otherwise indicated, the number of ordinary shares outstanding before and after this offering is based on the number of ordinary shares outstanding as of September 30, 2018 and excludes as of that date (1) 1,219,736 ordinary shares reserved for future issuance under our equity incentive plans and an additional 1,971,453 ordinary shares underlying outstanding options at a weighted average exercise price of $13.73 per share, of which 680,197 ordinary shares underlie vested options, (2) 855,210 ordinary shares underlying warrants granted to Amazon.com, Inc., all of which were vested and exercisable at an exercise price of $13.04 per share, and (3) 418,364 restricted share units outstanding.

Risk factors

Investing in our ordinary shares involves a high degree of risk. You should consider carefully the risks and uncertainties described below together with the other information included in this prospectus supplement, the accompanying prospectus and incorporated by reference herein, before deciding to purchase our ordinary shares. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 4 of our Annual Report on Form 20-F for the year ended December 31, 2017 and in other documents that we subsequently file or furnish with the SEC, of which all of the filed documents and, to the extent specifically designated therein, the furnished documents are incorporated by reference into this prospectus supplement. The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of these risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our ordinary shares could decline, and you could lose part or all of your investment.

Risks Related to Our Business, Our Ordinary Shares and the Offering

We are assessing our strategy of indirect and direct sales and intend to move towards a higher proportion of direct sales.

Our go to market strategy consists of a hybrid model of indirect and direct sales. We continually evaluate this strategy in the geographies we serve in an effort to best serve our direct or indirect customers. As part of this evaluation, we have been assessing the adoption of a direct sales model in one or more of our key markets, including the United States. Our Sales Representative Agreement with Hirsch, our primary distributor in the United States and Canada, which accounted for 18% of our revenues in the year ended December 31, 2017, will not be renewed and will terminate as of April 1, 2019. Consistent with our strategy of expanding direct sales in place of indirect sales, we intend to distribute our products directly in these regions. As we shift towards such a model, we may experience an initial disruption to our sales efforts in those jurisdictions as we transition from our previous sales structure. In addition, a shift to a direct sales model may result in a short-term impact on our results of operations, including due to the acquisition of inventory that might require a step up in basis and other such accounting impacts and costs associated with increased headcount and related expenses. Moreover, the implementation of a direct sales model may require significant management time and attention which could result in an adverse impact on our business and results of operations during the transition period. There is no assurance that a direct sales approach will increase sales. We may be exposed to risks as a result of transitioning from an indirect sales model to a direct sales model, such as difficulties maintaining relationships with specific customers, hiring appropriately trained personnel and ensuring compliance with local product registration requirements, any of which could result in lower revenues than previously received from the distributors in that market.

Our results of operations will be adversely impacted by our failure to timely introduce new products.

Our ability to develop innovative new systems and products is important to our business strategy and competitive position. For example, in 2018 we introduced new systems as part of our Avalanche line and are planning to release a new mass production system in the first quarter of 2019 and a new solution for printing on dark polyester in the second quarter of 2019. Difficulties or delays in research, development, production or commercialization of new systems and products could adversely impact our sales and competitive position. If we fail to develop and launch new systems and products, experience cost overruns in connection with such development, or the market does not accept our new systems and products, such as our new mass market production system or dark polyester solutions, our business, results of operations and financial condition would be adversely affected.

We have a concentration of sales with Amazon and any substantial reduction in sales to Amazon or the loss of Amazon as a customer would have a material adverse effect on our results of operations and financial condition.

For the year ended December 31, 2017 and the nine months ended September 30, 2018, Amazon Corporate LLC, a subsidiary of Amazon.com, Inc. (“Amazon”), accounted for approximately 13% and 18% of our revenues, respectively. During 2017, we experienced delays in delivery of systems to Amazon due to delays in obtaining certain regulatory permits for Amazon’s facility, which negatively impacted our revenues and profitability. The loss of Amazon as a customer or any significant reduction in orders from, or a shift in revenues from quarter to quarter by, Amazon could have a material adverse effect on our business, results of operations and financial condition.

The impact of the warrants that we issued to Amazon on our results of operations increases if our share price increases.

In January 2017, in connection with our entry into a master purchase agreement with Amazon, we issued to an affiliate of Amazon warrants to purchase up to 2,932,176 of our ordinary shares which vest based on payments made by Amazon in connection with the purchase of goods and services from us. Our revenues are presented net of the relative value of the warrants in each particular period related to the revenues recognized. Since the value of the warrants depends, in part, on the price of our ordinary shares, our net revenues fluctuate due to the non-cash impact of the value of the warrants on our gross revenues. Accordingly, the value of the warrants, and their corresponding adverse impact on our net revenues, increases as our share price increases. We are unable to predict with certainty how investors or analysts will assess the impact of the warrants on our results of operations and whether the value attributed to the warrants will adversely impact their perceptions of our performance.

If we are unable to protect our trademarks from infringement, our business prospects may be harmed.

We own trademarks that identify “Kornit” “NeoPigment” and the “K” logo among others, and have registered these trademarks in certain key markets. Although we take steps to monitor the possible infringement or misuse of our trademarks, third parties may violate our trademark rights. In addition, we may not have trademark rights in all of the markets in which we may sell our products. Any unauthorized use of our trademarks could harm our reputation or commercial interests. In addition, efforts to enforce our trademarks may be expensive and time-consuming, and may not effectively prevent infringement.

In September 2016, we filed an application with the European Union Intellectual Property Office (“EUIPO”) to register the “Kornit” trademark in the European Union. In October 2016, Grupo FB Maquinaria, S.A. (“Grupo”) filed an opposition to our application on the premise that it was identical to an earlier mark, and covered identical goods and/or services, as Grupo’s “Kornit” trademark. Grupo had filed an application to register its “Kornit” trademark in January 2016. We believe that the opposition is meritless and filed an application with EUIPO in July 2017 to declare the Grupo’s registration of the “Kornit” trademark invalid on the basis that the registration was done in bad faith. We are awaiting a ruling by the EUIPO and there can be no assurance that we will prevail. If the EUIPO denies our application to register the “Kornit” trademark, we could be forced to stop using the trademark in the European Union or enter into a license agreement with Grupo to use the mark, which could adversely impact our brand recognition in the European Union and our results of operations.

Our new Kiryat Gat facility will be constructed on lands leased by the Company from the Israel Lands Administration (“ILA”). If we are unable to continue to use such lands, we would be unable to construct or subsequently use the facility and our results of operations and future prospects will suffer as a result.

In November 2018, we entered into a development agreement (the “Development Agreement”) with the ILA for the construction of our new, modern, manufacturing facility in Kiryat Gat on lands leased from the ILA. Construction is currently expected to begin in 2019 and to be completed by 2021. The Development Agreement provides that if the Company were a “foreign subject,” which includes the Company being under foreign control (i.e., a majority of our ordinary shares are held by non-Israelis), this would constitute a fundamental breach under the agreement. We intend to follow a specific standard process for seeking approval from the ILA in which the ILA approves our entering into the Development Agreement despite our potential status as a “foreign subject,” since our shares are traded on NASDAQ, and we are held by multiple shareholders whose identities are unknown. However, should such approval not be provided, the ILA would be entitled to terminate the Development Agreement if the Company is considered a “foreign subject” under the terms of such agreement. If the Development Agreement were terminated, we would be unable to use the property subject to the Development Agreement for the construction of the new Kiryat Gat facility, which would have a material adverse effect on our results of operations.

We may be subject to additional tax liabilities in the future as a result of audits of our tax returns.

We are subject to income taxes principally in Israel and the United States. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. We recognize income taxes under the liability method. Tax benefits are recognized from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. We are currently subject to a tax audit for the years 2013 to 2016 by the Israeli Tax Authority (“ITA”). The ITA may disagree with our positions taken in our tax returns for these years and we may be subject to additional tax liabilities, which could have a material adverse effect on our results of operations.

The market price of our ordinary shares could be negatively affected by this offering and future sales of our ordinary shares.

Future sales by us or our shareholders of a substantial number of ordinary shares in the public market, or the perception that these sales might occur, could cause the market price of our ordinary shares to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

We, the selling shareholder, and our executive officers and directors have agreed with the underwriters that, subject to limited exceptions, for a period of 30 days after the date of this prospectus supplement, we and they will not directly or indirectly offer, pledge, sell, contract to sell, grant any option to purchase or otherwise dispose of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or in any manner transfer all or a portion of the economic consequences associated with the ownership of ordinary shares, or cause a registration statement covering any ordinary shares to be filed except for the ordinary shares offered in this offering, without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., who may, in their sole discretion and at any time without notice, release all or any portion of the shares subject to those lock-up agreements. See “Underwriting.”

Amazon is entitled to certain registration rights, which commenced on January 10, 2018, pursuant to a transaction agreement we entered into with Amazon on January 10, 2017. All shares sold pursuant to an offering covered by a registration statement will be freely transferable except if purchased by an affiliate. See “ITEM 7.B—Related Party Transactions—Investors’ Rights Agreement” and “ITEM 10.C—Material Contracts—Agreements with Amazon” in our annual report on Form 20-F for the year ended December 31, 2017.

In addition, 680,197 ordinary shares are issuable under currently vested and exercisable share options granted to employees and office holders as of September 30, 2018. We have filed registration statements on Form S-8 under the U.S. Securities Act of 1933 registering ordinary shares that we may issue under our share incentive plans, of which as of September 30, 2018 there were options, restricted share units and warrants to purchase 3,245,027 shares outstanding. Shares included in such registration statements may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.

Fortissimo Capital has, and upon completion of this offering will continue to have, influence over us.

Although after completion of this offering, Fortissimo Capital will no longer beneficially own any of our outstanding shares, three of its principals will continue to be members of our nine-member board of directors (the “Board”). Our Board has the authority to direct our business and to appoint and remove our officers. Accordingly, Fortissimo Capital will be able to continue to assert influence over our operations and business strategy, including with respect to matters such as approving or rejecting a merger, consolidation or other business combination; raising future capital; and amending our articles, which govern the rights attached to our ordinary shares.

Use of proceeds

We will not receive any of the proceeds from the sale of shares by the selling shareholder.

Capitalization

The following table sets forth our cash and cash equivalents, available for sale marketable securities and total capitalization as of September 30, 2018.

There has been no material change in our capitalization from debt or equity issuances, re-capitalizations or special dividends between September 30, 2018 and the date of this prospectus supplement. This table should be read in conjunction with “Risk factors” above (including those incorporated by reference therein), “ITEM 5: Operating and Financial Review and Prospects,” and our consolidated financial statements and the related notes incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2017 and our U.S. GAAP financial information contained in the (i) consolidated statements of income, (ii) consolidated balance sheets and (iii) consolidated statement of cash flows for the three months ended September 30, 2018 incorporated by reference from our Current Report on Form 6-K filed on November 13, 2018. See “Where you can find more information.”

(in thousands, except share data)	As of September 30, 2018
Cash and cash equivalents, deposits and available for sale marketable securities	$110,925
Ordinary shares, NIS 0.01 par value: 200,000,000 shares authorized, actual; 34,837,914 shares issued and outstanding	$96
Additional paid-in capital	149,231
Accumulated other comprehensive income (loss)	263
Retained earnings	15,594
Total shareholders’ equity	165,184
Total capitalization	$165,184

The preceding table excludes as of September 30, 2018 (1) 1,219,736 ordinary shares reserved for future issuance under our equity incentive plans and an additional 1,971,453 ordinary shares underlying outstanding options, at a weighted average exercise price of $13.73 per share, of which 680,197 ordinary shares underlie vested options, (2) 855,210 ordinary shares underlying warrants granted to Amazon.com, Inc., all of which were vested and exercisable at an exercise price of $13.04 per share, and (3) 418,364 restricted share units outstanding.

Selling shareholder

The following table sets forth information with respect to the beneficial ownership of the selling shareholder of our ordinary shares as of November 15, 2018.

Except as otherwise indicated, to our knowledge, the entity named in the table below has sole voting and investment power with respect to all shares of ordinary shares shown as beneficially owned by it, subject to community property laws, where applicable.

The number of shares beneficially owned by the selling shareholder is determined pursuant to Rule 13d-3 promulgated by the SEC under the Exchange Act. The information does not necessarily indicate beneficial ownership for any other purpose.

The percentages of shares outstanding provided in the table are based on a total of 35,001,853 of our ordinary shares outstanding on November 15, 2018.

For more information regarding our relationships with the entity named below, see “Major Shareholders and Related Party Transactions” in our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on March 20, 2018.

	Shares beneficially owned prior to offering		Number of shares	Shares beneficially owned after offering
Name	Number	Percent	offered	Number	Percent
Fortissimo Capital Fund II (Israel), L.P.(1)	3,132,481	9.0%	3,132,481	—	—

(1)	Fortissimo Capital Fund II (GP), L.P., an Israeli limited partnership (“Fortissimo II GP”), serves as the general partner of Fortissimo Capital Fund II (Israel), L.P., a Cayman Islands limited partnership. The general partner of Fortissimo II GP is Fortissimo Capital 2 Management (GP) Ltd., an Israeli company (“Fortissimo Management”). Messrs. Eli Blatt, Yuval Cohen and Marc Lesnick are members of the investment committee of Fortissimo Management and share voting and dispositive power with respect to such shares. The principal address of Fortissimo Capital and of Messrs. Blatt, Cohen and Lesnick is 14 Hamelacha Street, Park Afek, Rosh Ha’Ayin 48091, Israel.

U.S. and Israeli tax considerations for our shareholders

The following is a discussion of the material U.S. and Israeli tax consequences relevant to an investment decision by a U.S. Holder, as defined below, with respect to our ordinary shares. It is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax consequences

This section contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Taxation of our shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel should be exempt from Israeli capital gains tax so long as (i) the shares were not held through a permanent establishment that the non-resident maintains in Israel, and (ii) neither the shareholder nor the particular capital gain is otherwise subject to the Israeli Income Tax Law (Inflationary Adjustments) 5745-1985. If not exempt, a non-Israeli would generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2018 and thereafter), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a substantial shareholder (as defined under the Israeli Income Tax Ordinance) at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation and a marginal tax rate of up to 47% for an individual in 2018) unless contrary provisions in a relevant tax treaty apply. Non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the United States-Israel Tax Treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply if (a) the capital gain arising from such sale, exchange or disposition can be allocated to a permanent establishment that the shareholder maintained in Israel, under certain conditions, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company during any part of the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (e) the capital gain arising from such sale, exchange or disposition is attributed to royalties. In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the Israel Tax Authority might be required only with respect to shareholders which cannot demonstrate that they are exempt from tax on their capital gains from such transaction.

Taxation of Non-Israeli Shareholders on Receipt of Dividends.  Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance). With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents, although subject to the same tax rates applicable to dividends paid for non-publicly traded shares, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance). However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Benefited Enterprise (and 20% if the dividend is distributed from income attributed to a Preferred Enterprise) (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959), unless a reduced tax rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance). We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. However, for dividends not generated by an Approved Enterprise or a Benefited Enterprise and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise or a Benefited Enterprise are not entitled to such reduction under such tax treaty but are subject to withholding tax at the rate of 15% for such a United States corporate shareholder, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met.

If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for Untied States federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay excess tax (as further explained below).

Excess tax

Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% (beginning as of 2017) on annual income exceeding NIS 640,000 (which amount is linked to the annual change in the Israeli consumer price index).

Estate and gift tax

Israeli law presently does not impose estate or gift taxes.

U.S. federal income tax considerations

The following is a discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of our ordinary shares by a U.S. Holder (as defined below). This discussion addresses only the U.S. federal income tax consequences to U.S. Holders of our ordinary shares that will hold such ordinary shares as capital assets. Except as otherwise provided herein, this discussion does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules, including, without limitation:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	brokers, dealers or traders in securities, commodities or currencies;

●	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;

●	certain former citizens or residents of the United States;

●	persons that receive our shares as compensation for the performance of services;

●	persons that will hold our shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold our shares through such an entity;

●	S-corporations;

●	persons holding our shares in connection with a trade or business conducted outside the United States;

●	persons that elect to mark their securities to market;

●	U.S. Holders whose “functional currency” is not the U.S. Dollar; or

●	persons that own directly, indirectly or through attribution 10.0% or more of the voting power or value of our shares.

Moreover, this discussion does not address the United States federal estate, gift or alternative minimum tax or Medicare contribution tax considerations, or any state, local or foreign tax considerations, of the ownership and disposition of our ordinary shares.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service (“IRS”) will not take a different position concerning the tax considerations of the ownership and disposition of our ordinary shares or that such a position would not be sustained. U.S. Holders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of our ordinary shares in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners or partnerships considering an investment in our ordinary shares should consult their tax advisors regarding the U.S. federal income tax considerations of owning and disposing of our ordinary shares to their particular circumstances.

You should consult your tax advisor with respect to the United States federal, state, local and foreign tax consequences of owning and disposing of our ordinary shares.

Distributions

Subject to the discussion under “—Passive foreign investment company considerations” below, any distribution of cash or property with respect to our ordinary shares (including any amount of any Israeli tax withheld) will generally be treated as a dividend to the extent paid out of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in the gross income of a U.S. Holder on the date the distribution is actually or constructively received (other than certain pro rata distributions of shares to all shareholders). To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the ordinary shares, and thereafter the excess will be taxed as capital gain recognized on a sale or exchange of the ordinary shares (as discussed below under “—Sale, exchange, redemption or other taxable disposition of ordinary shares”). The company does not intend to maintain calculations of its earnings and profits under U.S. federal income tax principles; therefore, any distribution (including for the avoidance of doubt any amount of any Israeli withholding tax) will generally be treated as a “dividend” for U.S. federal income tax purposes. Any such dividend income will not be eligible for the dividends-received deduction allowed to corporate U.S. Holders.

Subject to the discussion under “—Passive foreign investment company considerations” below, and subject to certain holding period requirements and other conditions, dividends paid to non-corporate U.S. Holders, including individual U.S. Holders, may be eligible for preferential rates of taxation if the dividends are “qualified dividends” for U.S. federal income tax purposes. Dividends received with respect to our ordinary shares will be qualified dividends provided that (i) our ordinary shares are readily tradable on an established securities market in the United States or the company is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for the purposes of the qualified dividend rules, and (ii) the company was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Although no assurances can be given, we believe that dividends the company pays on its ordinary shares generally will be qualified dividends provided that we are not classified as a PFIC in the last year prior to the year in which such dividend is paid and the year in which such dividend is paid.

If you are a U.S. Holder, subject to the discussion below, dividends that we pay you with respect to our ordinary shares will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. Subject to certain conditions and limitations, non-U.S. tax withheld on dividends may be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Although, as discussed above, dividends that we pay to a U.S. Holder will generally be treated as foreign source income, for periods in which we are a “United States-owned foreign corporation,” a portion of dividends paid by us may be treated as U.S. source income solely for purposes of the foreign tax credit. We would be treated as a United States-owned foreign corporation if 50% or more of the total value or total voting power of our stock is owned, directly, indirectly or by attribution, by United States persons. To the extent any portion of our dividends is treated as U.S. source income pursuant to this rule, the ability of a U.S. Holder to claim a foreign tax credit for any Israeli withholding taxes payable in respect of our dividends may be limited. A U.S. Holder entitled to benefits under the United States-Israel Tax Treaty may, however, elect to treat any dividends as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. Holder’s foreign tax credit. U.S. Holders should consult their own tax advisors about the impact of, and any exception available to, the special sourcing rule described in this paragraph, and the desirability of making, and the method of making, such an election.

The amount of any dividend paid in a currency other than the U.S. dollar, or foreign currency, will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is, in fact, converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, U.S. Holders generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. However, a U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. The gain or loss will be equal to the difference, if any, between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the foreign currency into U.S. dollars. Generally, any such gain or loss will be treated as ordinary income or loss and generally will be treated as U.S. source income for U.S. foreign tax credit purposes. U.S. Holders should consult their tax advisers regarding the treatment of foreign currency gain or loss on any foreign currency received that is converted into U.S. dollars on a date subsequent to the date of receipt.

Sale, exchange, redemption or other taxable disposition of ordinary shares

Subject to the discussion below under “Passive foreign investment company considerations,” a U.S. Holder generally will recognize gain or loss, for U.S. federal income tax purposes, on the sale, exchange or other taxable disposition of our ordinary shares, in an amount equal to the difference, if any, between the amount realized on such sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares, and such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the ordinary shares have been held for more than one year. The adjusted tax basis in an ordinary share generally will be equal to the cost of such ordinary share. If you are a non-corporate U.S. Holder, long-term capital gain from the sale, exchange or other taxable disposition of ordinary shares is generally eligible for a preferential rate of taxation applicable to capital gains. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive foreign investment company considerations

If we were to be classified as a PFIC in any taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation, such as our company, will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

●	at least 75% of its gross income is “passive income”; or

●	at least 50% of the average quarterly value of its total gross assets (the total value of our assets may be measured in part by the market value of our ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ordinary shares, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares, regardless of whether we continue to meet the tests described above.

Based on historic and certain estimates of our gross income, gross assets, and market capitalization (which may fluctuate from time to time) and the nature of our business, we do not believe that we were a PFIC for the taxable year ending December 31, 2017 and we do not expect that we will be classified as a PFIC for the taxable year ending December 31, 2018. However, because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for the 2018 taxable year until after the close of the year. Moreover, we must determine our PFIC status annually based on tests which are factual in nature, and our status in future years will depend on our income, assets, market capitalization and activities in those years. There can be no assurance that we will not be considered a PFIC for any taxable year.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of our PFIC subsidiaries, such subsidiaries referred to as “lower-tier PFICs,” and will be subject to U.S. federal income tax in the manner discussed below on (1) a distribution to us on the shares of a “lower-tier PFIC” and (2) a disposition by us of shares of a “lower-tier PFIC,” both as if the U.S. Holder directly held the shares of such “lower-tier PFIC.”

If we, or any of our subsidiaries, are treated as a PFIC for any taxable year during which a U.S. Holder holds (or, as discussed in the previous paragraph, is deemed to hold) its ordinary shares, such holder will be subject to adverse U.S. federal income tax rules. In general, if a U.S. Holder disposes of shares of a PFIC (including an indirect disposition or a constructive disposition of shares of a “lower-tier PFIC”), gain recognized or deemed recognized by such holder would be allocated ratably over such holder’s holding period for the shares. The amounts allocated to the taxable year of disposition and to years before the entity became a PFIC, if any, would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to such allocated amounts. Further, any distribution in respect of shares of a PFIC (or a distribution by a lower-tier PFIC to its shareholders that is deemed to be received by a U.S. Holder) in excess of 125% of the average of the annual distributions on such shares received or deemed to be received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the manner described above. In addition, dividend distributions made to you will not qualify for the preferential rates of taxation applicable to long-term capital gains discussed above under “Distributions.”

Where a company that is a PFIC meets certain reporting requirements, a U.S. Holder can avoid certain adverse PFIC consequences described above by making a “qualified electing fund,” or QEF, election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains. Generally, if we were a PFIC, a QEF election should be made on or before the due date for filing a U.S. Holder’s federal income tax return for the first taxable year in which it held our ordinary shares. If a timely QEF election is made, an electing U.S. Holder of our ordinary shares will be required to include in its ordinary income such U.S. Holder’s pro rata share of our ordinary earnings and to include in its long-term capital gain income such U.S. Holder’s pro rata share of our net capital gain, whether or not distributed. Under Section 1293 of the Code, a U.S. Holder’s pro rata share of our ordinary income and net capital gain is the amount which would have been distributed with respect to such U.S. Holder’s ordinary shares if, on each day during our taxable year, we had distributed to each holder of our ordinary shares a pro rata share of that day’s ratable share of our ordinary earnings and net capital gain for such year. In certain cases in which a QEF does not distribute all of its earnings in a taxable year, its U.S. Holders may also be permitted to elect to defer payment of some or all of the taxes on the QEF’s undistributed income but will then be subject to an interest charge on the deferred amount.

We intend to provide, upon request, all information that a U.S. Holder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. Holder’s pro rata share of ordinary income and net capital gain), and intend to provide, upon request, a “PFIC Annual Information Statement” as described in Treasury Regulation section 1.1295-1 (or in any successor IRS release or Treasury regulation), including all representations and statements required by such statement. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to our ordinary shares (but not the shares of any lower-tier PFICs), which may help to mitigate the adverse tax consequences resulting from our PFIC status (but not that of any lower-tier PFICs). Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). The NASDAQ Global Select Market is a qualified exchange for this purpose and, consequently, if the ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. Holder; however, there can be no assurance that trading volumes will be sufficient to permit a mark-to-market election. In addition, because a mark-to-market election with respect to us does not apply to any equity interests in “lower-tier PFICs” that we own, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as equity interests in a PFIC for U.S. federal income tax purposes.

If a U.S. Holder makes a valid mark-to-market election, for each year in which we are a PFIC, such holder will generally include as ordinary income the excess, if any, of the fair market value of ordinary shares at the end of the taxable year over their adjusted tax basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted tax basis of our ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). If a U.S. Holder makes the election, such holder’s tax basis in our ordinary shares will be adjusted to reflect any such income or loss amounts. Any gain recognized on a sale or other disposition of our ordinary shares will be treated as ordinary income. Any losses recognized on a sale or other disposition of our ordinary shares will be treated as ordinary loss to the extent of any net mark-to-market gains for prior years. U.S. Holders should consult their own tax advisors regarding the availability and consequences of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to our ordinary shares if we have “lower-tier PFICs” for which such election is not available. Once made, the mark-to-market election cannot be revoked without the consent of the IRS unless our ordinary shares cease to be “regularly traded.”

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. Holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to their investment in our ordinary shares.

Backup withholding tax and information reporting requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain U.S. Holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, our ordinary shares made within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder of our ordinary shares, other than an exempt recipient. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, ordinary shares within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign asset reporting

Certain U.S. Holders who are individuals (and certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders should consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

Underwriting

Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as underwriters of this offering. Under the terms of an underwriting agreement, dated          , 2018, each of the underwriters named below has severally agreed to purchase from us and the selling shareholder the respective number of ordinary shares shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.
Citigroup Global Markets Inc.
Total	3,132,481

The underwriters have advised us that they propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $          per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds to the selling shareholder, before expenses.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to the selling shareholder, before expenses	$	$

The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus if any such shares are taken.

The underwriting agreement provides that the underwriters’ obligation to purchase ordinary shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the obligation to purchase all of the ordinary shares offered hereby, if any of the shares are purchased;

●	the representations and warranties made by us and the selling shareholder to the underwriters are true;

●	there is no material change in our business or the financial markets; and

●	we and the selling shareholder deliver customary closing documents to the underwriters.

Expenses

We estimate that our expenses for the offering, excluding underwriting discounts and commissions, will be approximately $350,000. We will bear $175,000 of the expenses for the offering and the selling shareholder will bear the remaining amount.

Lock-Up Agreements

We, all of our directors and executive officers, and the selling shareholder have agreed that, for a period of 30 days after the date of this prospectus supplement subject to certain limited exceptions, including those described below, we and they will not directly or indirectly, without the prior written consent of each of Barclays Capital Inc. and Citigroup Global Markets Inc., (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any ordinary shares (including, without limitation, ordinary shares that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and ordinary shares that may be issued upon exercise of any options) or securities convertible into or exercisable or exchangeable for ordinary shares (other than, with respect to us, ordinary shares issued pursuant to employee benefit plans, qualified share option plans, or other employee compensation plans existing on the date of this prospectus supplement), or sell or grant options or rights with respect to any ordinary shares or securities convertible into or exchangeable for ordinary shares (other than, with respect to us, the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares or any of our other securities (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing.

Barclays Capital Inc. and Citigroup Global Markets Inc., in their sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release ordinary shares and other securities from lock-up agreements, Barclays Capital Inc. and Citigroup Global Markets Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of ordinary shares and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the ordinary shares, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position, also referred to as a naked short position, must be closed out by the purchase of ordinary shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, short positions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ordinary shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and any selling group members may engage in passive market making transactions in the ordinary shares on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the ordinary shares and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of ordinary shares for sale to online brokerage account holders.

Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the NASDAQ Global Select Market

Our ordinary shares (including the offered shares) are listed on the Nasdaq Global Select Market under the symbol “KRNT.”

Stamp Taxes

If you purchase ordinary shares offered in this prospectus outside the United States, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future perform various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they may receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions Outside the United States

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the ordinary shares or possession or distribution of this prospectus or any other offering or publicity material relating to the ordinary shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any ordinary shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of ordinary shares by it will be made on the same terms.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the securities has led to the conclusion that: (i) the target market for the securities is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the securities (referred to as a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Any distributor subject to MiFID II that is offering, selling or recommending the securities is responsible for undertaking its own target market assessment in respect of the securities and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593, or the Delegated Directive. None of we, the selling stockholders or any of the underwriters make or makes any representations or warranties as to a distributor’s compliance with the Delegated Directive.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares shall require us, the selling stockholders or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to the ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered, so as to enable an investor to decide to purchase or subscribe to the ordinary shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Legal matters

The validity of the ordinary shares being offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., Tel Aviv, Israel, with respect to Israeli law, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, with respect to U.S. law.

Experts

The consolidated financial statements of Kornit Digital Ltd. incorporated by reference in this prospectus supplement by reference to Kornit Digital Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report therein, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Enforceability of civil liabilities

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this prospectus supplement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar Liquornik Geva Leshem Tal, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Kornit Digital North America Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus supplement or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where you can find more information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy the registration statement, including the related exhibits and schedules, as well as any document we file with the SEC without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.kornit.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with, or furnish to, it. This means that we can disclose important information to you by referring you another document filed or furnished by us with or to the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with, or submissions to, the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed or furnished later.

We incorporate by reference into this prospectus supplement and the accompanying prospectus those documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein or in a future prospectus supplement, those reports of foreign private issuer on Form 6-K (and related exhibits) that we furnish to the SEC until we terminate the offering:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 20, 2018;

●	our reports of foreign private issuer on Form 6-K furnished to the SEC on:

o	May 8, 2018 (solely with respect to the portions specified therein);

o	May 10, 2018 (solely with respect to the portions specified therein);

o	May 21, 2018 (solely with respect to the portions specified therein);

o	June 4, 2018 (solely with respect to the portions specified therein);

o	June 12, 2018 (solely with respect to the portions specified therein);

o	June 13, 2018 (solely with respect to the portions specified therein);

o	July 19, 2018 (solely with respect to the portions specified therein);

o	August 6, 2018 (solely with respect to the portions specified therein);

o	September 21, 2018 (solely with respect to the portions specified therein);

o	November 13, 2018 (solely with respect to the portions specified therein); and

●	the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 31, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is (or is deemed to be) incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

Kornit Digital Ltd.

Attention: Chief Financial Officer

12 Ha’Amal Street, Afek Park

Rosh Ha’Ayin 4809246, Israel

Tel: +972-3-908-5800

PROSPECTUS

$100,000,000 of Ordinary Shares, Warrants, Rights, Debt Securities
and/or Units Offered by the Company
and
Up to 15,127,481 Ordinary Shares Offered by the Selling Shareholders

Kornit Digital Ltd.

We may offer from time to time in one or more series or issuances ordinary shares, warrants to purchase ordinary shares, rights, debt securities consisting of debentures, notes or other evidences of indebtedness and/or securities and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, warrants, rights, debt securities and units collectively as “securities” in this prospectus.

In addition, the selling shareholders identified in this prospectus may offer up to 15,127,481 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

Each time we or the selling shareholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer the securities and the selling shareholders may, from time to time, offer the ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the NASDAQ Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol “KRNT.” The closing price of our ordinary shares, as reported on the NASDAQ Global Select Market on December 30, 2016 was $12.65.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3 of our most recent annual report on Form 20-F incorporated by reference in this prospectus and in any applicable supplement to this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ordinary shares under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $100 million. The selling shareholders may sell up to 15,127,481 ordinary shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, if required. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

KORNIT DIGITAL LTD.

Overview

We develop, design and market innovative digital printing solutions for the global printed textile industry. Our vision is to revolutionize this industry by facilitating the transition from analog processes that have not evolved for decades to digital methods of production that address contemporary supply, demand and environmental dynamics. We focus on the rapidly growing high throughput, direct-to-garment, or DTG, and roll-to-roll, or R2R, segments of the printed textile industry. Our solutions include our proprietary digital printing systems, ink and other consumables, associated software and value added services that allow for large scale printing of short runs of complex images and designs directly on finished garments and fabrics. Our solutions are differentiated from other digital methods of production because they eliminate the need to pre-treat fabrics prior to printing, thereby offering our customers the ability to digitally print high quality images and designs on a variety of fabrics in a streamlined and environmentally-friendly manner. When compared to analog methods of production, our solutions also significantly reduce production lead times and enable customers to more efficiently and cost-effectively produce smaller quantities of individually printed designs, thereby mitigating the risk of excess inventory, which is a significant challenge for the printed textile industry.

Corporate Information

Our legal name is Kornit Digital Ltd. and we were incorporated under the laws of the State of Israel on January 16, 2002. Our registration number with the Israeli Registrar of Companies is 513195420. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

We are subject to the provisions of the Israeli Companies Law, 5759-1999. Our principal executive offices are located at 12 Ha’Amal Street, Rosh Ha’Ayin 4809246, Israel, and our telephone number is +972-3-908-5800. Our website address is www.kornit.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus). Our agent for service of process in the United States is Kornit Digital North America Inc., located at 10541-10601 North Commerce Street, Mequon, Wisconsin 53092, and its telephone number is (262) 518-0200.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2015 and in any other filings we make with the SEC subsequent to the date of this prospectus which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, warrants to purchase ordinary shares, rights and/or units comprised of any of the foregoing securities as shall have a maximum aggregate offering price of $100 million. The selling shareholders may sell from time to time pursuant to this prospectus up to 15,127,481 ordinary shares. The actual price per share or per security of the securities that we or the selling shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges.

	Year Ended December 31,				Nine Months Ended September 30,
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges(1)	8.78	5.54	7.10	8.70	4.09

(1)	The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Fixed charges include the portion of rental expense that management believes is representative of the interest component and amortization of premium. See Exhibit 12.1 of the Registration Statement on Form F-3, of which this prospectus is a part.

As of the date of this prospectus, we have no preferred shares outstanding and have neither declared nor paid any dividends on preferred shares for the periods set forth above.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of a foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares have been quoted on the NASDAQ Global Select Market under the symbol “KRNT” since April 2, 2015. Prior to that date, there was no public trading market for our ordinary shares. Our initial public offering was priced at $10.00 per share on April 1, 2015. The following table sets forth for the periods indicated the high and low closing sales prices per ordinary share as reported on NASDAQ:

	Low	High
	(in U.S. dollars)
Annual:
2016	$8.10	$14.70
2015 (beginning April 2, 2015)	9.91	17.50
Quarterly:
Fourth Quarter 2016	9.00	14.70
Third Quarter 2016	8.90	11.70
Second Quarter 2016	8.10	11.19
First Quarter 2016	8.91	12.00
Fourth Quarter 2015	9.91	13.80
Third Quarter 2015	11.42	15.85
Second Quarter 2015	11.76	17.50
Most Recent Six Months (and Most Recent Partial Month):
December 2016 (through December 30, 2016)	11.25	14.70
November 2016	9.00	12.30
October 2016	9.35	10.60
September 2016	8.90	11.37
August 2016	9.50	11.70
July 2016	9.39	10.46
June 2016	8.48	10.49

The closing price of our ordinary shares, as reported on NASDAQ on December 30, 2016, was $12.65.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate and working capital purposes. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

In addition to the securities that may be offered by us from time to time, this prospectus relates to the possible offering and sale, from time to time, of up to 15,127,481 ordinary shares by the selling shareholders.

The following table sets forth: (1) the number and percentage of our ordinary shares that each selling shareholder beneficially owned prior to the offering of the shares; (2) the number of our ordinary shares offered by each selling shareholder from time to time; and (3) the number and percentage of our ordinary shares to be beneficially owned by each selling shareholder assuming the sale of all of the ordinary shares offered by such selling shareholder. The applicable percentages of beneficial ownership are based on an aggregate of 30,989,873 ordinary shares outstanding as of December 31, 2016.

	Shares Beneficially Owned Prior to Offering		Number of Shares to be Offered		Shares Beneficially Owned After Offering
Selling Shareholders	Number	Percent	Number	Percent	Number	Percent
Fortissimo Capital Fund II (Israel), L.P.(1)	15,037,481	48.5%	15,037,481	48.5%	—	—
Gabi Seligsohn(2)	528,914	1.7%	90,000	0.3%	438,914	1.4%

(1)	Based on Schedule 13G filed by Fortissimo Capital Fund II (Israel), L.P. (“Fortissimo Fund II”), Fortissimo Capital Fund II (GP), L.P. (“Fortissimo II GP”) and Fortissimo Capital 2 Management (GP) Ltd. (“Fortissimo Management”). Fortissimo II GP is a Cayman Island limited partnership, which serves as the general partner of Fortissimo Fund II, an Israeli limited partnership: The general partner of Fortissimo II GP is Fortissimo Management, a Cayman Islands corporation. Messrs. Eli Blatt, Yuval Cohen and Marc Lesnick are members of the investment committee of Fortissimo Management and share voting and dispositive power with respect to such shares. The principal address of Fortissimo Management is 14 Hamelacha Street, Park Afek, Rosh Ha’Ayin 48091, Israel.

(2)	Consists of 36,357 ordinary shares and options to purchase 492,557 ordinary shares exercisable within 60 days of January 3, 2017. As of January 3, 2017, Mr. Seligsohn also holds additional options to purchase 398,435 ordinary shares that are not exercisable within 60 days of January 3, 2017. Mr. Seligsohn’s address is c/o Kornit Digital Ltd., 12 Ha’Amal Street, Rosh Ha’Ayin 4809246, Israel.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, rights and/or units comprising any combination of these securities.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A as filed with the SEC on March 31, 2015 and incorporated by reference herein.

The following description of our share capital and provisions of our amended and restated articles of association, or our articles and the Israeli Companies Law, are summaries and do not purport to be complete.

General

Our authorized share capital consists of 200,000,000 ordinary shares, par value NIS 0.01 per share, of which 30,989,873 shares were issued and outstanding as of December 31, 2016. As of December 31, 2016, no preferred shares were authorized under our articles of association.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Our registration number with the Israeli Registrar of Companies is 51-319542-0. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Voting Rights

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our articles of association, our board of directors must consist of not less than five but no more than nine directors, including two external directors as required by the Israeli Companies Law. Pursuant to our articles, each of our directors, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, will be appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders. In addition, our directors, other than the external directors, are divided into three classes that are each elected at the third annual general meeting of our shareholders, in a staggered fashion (such that one class is elected each annual general meeting), and serve on our board of directors unless they are removed by a vote of 65% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law and our articles. In addition, our articles allow our board of directors to fill vacancies on the board of directors or to appoint new directors up to the maximum number of directors permitted under our articles. Such directors serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated or in the case of new directors, for a term of office according to the class to which such director was assigned upon appointment. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Israeli Companies Law.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, we may only distribute dividends with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our articles as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law and our articles require that notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other matters, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of its board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

The Israeli Companies Law allows one or more of our shareholders holding at least 1% of the voting power of a company to request the inclusion of an additional agenda item for an upcoming shareholders meeting, assuming that it is appropriate for debate and action at a shareholders meeting. Under recently adopted regulations, such a shareholder request must be submitted within three or, for certain requested agenda items, seven days following our publication of notice of the meeting. If the requested agenda item includes the appointment of director(s), the requesting shareholder must comply with particular procedural and documentary requirements. If our board of directors determines that the requested agenda item is appropriate for consideration by our shareholders, we must publish an updated notice that includes such item within seven days following the deadline for submission of agenda items by our shareholders. The publication of the updated notice of the shareholders meeting does not impact the record date for the meeting. In lieu of this process, we may opt to provide pre-notice of our shareholders meeting at least 21 days prior to publishing official notice of the meeting. In that case, our 1% shareholders are given a 14-day period in which to submit proposed agenda items, after which we must publish notice of the meeting that includes any accepted shareholder proposals.

Under the Israeli Companies Law and under our articles, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Voting Rights

Quorum requirements

Pursuant to our articles, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. As a foreign private issuer, the quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting.

Vote Requirements

Our articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our articles. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) approval of certain compensation-related matters requires the approval of special majorities by shareholders. Under our articles, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Our articles also require that the removal of any director from office (other than our external directors) or the amendment of the provisions of our articles relating to our staggered board requires the vote of 65% of the voting power of our shareholders.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person or by proxy and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our articles, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles.

Registration Rights

We are party to an amended and restated investors’ rights agreement, dated March 18, 2015, or the Investors’ Rights Agreement, with certain of our shareholders.

Demand Registration Rights

At any time, Fortissimo Capital Fund II (Israel), L.P., or Fortissimo Capital, which owns 48.5% of our outstanding shares as of the date of this prospectus, may request that we file a registration statement. Upon receipt of such registration request, we are obligated to use our reasonable commercial efforts to file the registration statement as soon as possible. We have the right not to effect such filing during the period that is within 90 days after we have filed another such registration statement or completed certain other registered offerings or if we intend to file a registration statement for our own account within 90 days. We are not obligated to file more than two registration statements on Form F-1 pursuant to these demand provisions. Any other holder of registrable securities has the right to include its registrable securities in an underwritten registration pursuant to a demand registration.

Piggyback Registration Rights

If we propose to offer any of our ordinary shares in a public offering, the holders of registrable securities are entitled to at least 15 days’ notice prior to the filing of the relevant registration statement or prospectus and may include all or a portion of their shares in the offering subject to becoming party to a customary underwriting agreement.

Shelf Registration Rights

If we become eligible to register any of our shares on Form F-3, Fortissimo Capital may request that we file a shelf registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time by Fortissimo Capital of registrable shares. In such event, we are required to give written notice of such request to all holders of registrable securities, who may elect to join in such request. Subsequently, upon notice from Fortissimo Capital or from the holders of a majority of the outstanding registrable securities, we are required to effect up to two underwritten takedowns from such shelf registration statement within any 12-month period. We are not required to effect any underwritten offering with 90 days of another underwritten offering.

Other Provisions

We have the right not to effect any filing or offering if, in the good faith judgment of our board of directors, it would be seriously detrimental to us or our stockholders for such filing or offering to be effected. We may exercise this right twice in any 12-month period for an aggregate of up to 90 days during such period.

We will pay all registration expenses (other than underwriting discounts and selling commissions) and the reasonable fees and expenses of a single counsel for the selling shareholders, related to any demand, piggyback or shelf registration.

The rights of any shareholder who is a party to the Investors’ Rights Agreement to request registration or inclusion of registrable securities in any registration pursuant hereunder shall terminate when such shareholder holds less than 3% of our outstanding shares and such shareholder’s registrable securities could be sold without volume restrictions, manner of sale restrictions or notice requirements pursuant to Rule 144 under the Securities Act.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) the offeror acquired shares representing at least 5% of the voting power in the company and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares held by shareholders who object to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, including their relatives and companies under their control). If a special tender offer is accepted, the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shareholders. In the case of the target company, approval of the merger further requires a majority vote of each class of its shares.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the meeting of shareholders that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the respective values assigned to each of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger is filed with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are authorized under our articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our articles, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law.

Borrowing Powers

Pursuant to the Israeli Companies Law and our articles, our board of directors may exercise all powers and take all actions that are not required under law or under our articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, New York, New York.

Listing

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “KRNT.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Israeli and U.S. federal income tax considerations;

●	the anti-dilution provisions of such warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

General

We may issue subscription rights to purchase our ordinary shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such number of ordinary shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between Kornit Digital Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Kornit Digital Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, warrants, rights, debt securities and/or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the ordinary shares, warrants, rights and/or debt securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholders will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling shareholders under these arrangements to close out any related open borrowings of securities.

We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES ASSOCIATED WITH THE REGISTRATION

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$34,085
FINRA filing fee	44,613
Legal fees and expenses	25,000
Accountants’ fees and expenses	15,000
Printing fees	500
Miscellaneous	802
TOTAL	$120,000

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel. Certain legal matters with respect to New York law and the validity of the debt securities under New York law will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kornit Digital Ltd. incorporated by reference in this prospectus by reference to Kornit Digital Ltd.’s annual report on Form 20-F for the year ended December 31, 2015 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report therein, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy the registration statement, including the related exhibits and schedules, as well as any document we file with the SEC without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.kornit.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2015; and

●	our reports of foreign private issuer on Form 6-K furnished to the SEC on:

o	May 5, 2016 (only the GAAP financial statements with respect to the quarter ended March 31, 2016 attached to the press release annexed as Exhibit 99.1 thereto);

o	July 14, 2016;

o	August 3, 2016 (only the GAAP financial statements with respect to the quarter and six months ended June 30, 2016 attached to the press release annexed as Exhibit 99.1 thereto);

o	November 9, 2016 (only the GAAP financial statements with respect to the quarter and nine months ended September 30, 2016 attached to the press release annexed as Exhibit 99.1 thereto); and

o	January 3, 2017 (including our condensed interim consolidated financial statements as of, and for the nine months ended, September 30, 2016, and our management’s Operating and Financial Review and Prospects for that nine month period appended as Exhibits 99.1 and 99.2 thereto, respectively).

●	the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 31, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Kornit Digital Ltd.

Attention: Chief Financial Officer

12 Ha’Amal Street, Afek Park

Rosh Ha’Ayin 4809246, Israel

Tel: +972-3-908-5800

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar Liquornik Geva Leshem Tal, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Kornit Digital North America Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

3,132,481 Shares

Kornit Digital Ltd.

Ordinary Shares

Prospectus Supplement

Barclays	Citigroup